Exhibit 1.1

Coty Inc.

33,000,000 Shares

Class A Common Stock

($0.01 par value)

Underwriting Agreement

New York, New York

September 28, 2023

Banco Santander, S.A.

BNP PARIBAS

Citigroup Global Markets Europe AG

Citigroup Global Markets Inc.

Crédit Agricole Corporate and Investment Bank

As Representatives of the several Underwriters,

c/o Banco Santander, S.A

Paseo de Pereda

9-12, 39004 Santander

Spain

c/o BNP PARIBAS

16, boulevard des Italiens

75009 Paris

France

c/o Citigroup Global Markets Europe AG

Reuterweg 16

60323 Frankfurt am Main

Germany

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States

c/o Crédit Agricole Corporate and Investment Bank

12 place des Etats-Unis, CS 70052

92547 Montrouge Cedex

France

Ladies and Gentlemen:

Coty Inc., a corporation organized under the laws of the United States (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto, acting directly or through one or more affiliates (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of Class A common stock,

$0.01 par value (the “Common Stock”) of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Securities”) in a global registered offering (the “Offering”) to the public in the United States and on a private placement basis outside of the United States, including in the European Union to qualified investors as defined in Article 2(e) of Regulation (EU) N° 2017/1129 of 14 June 2017 (as amended, the “Prospectus Regulation”). Concurrently with the Offering, the Company intends to apply for the admission of the Common Stock to listing and trading (the “Paris Listing”) on the Professional Segment (Compartiment Professionnel) of the regulated market of Euronext Paris (“Euronext Paris”). For the avoidance of doubt, references in this agreement to affiliates shall, with respect to Crédit Agricole Corporate and Investment Bank, include Kepler Cheuvreux (including Kepler Capital Markets, Inc.). The Offering will consist of offers and sales of Securities purchasable in U.S. Dollars for trading on the New York Stock Exchange (the “NYSE”) and offers and sales of Securities purchasable in Euros for trading on Euronext Paris. Certain Underwriters will also act as listing agents in connection with the Paris Listing (in their capacity as such, the “Listing Agents”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

Two documents will be prepared by the Company to be used in connection with the Offering and the Paris Listing, respectively: (i) a Registration Statement and the Disclosure Package relating to the Offering which, subject to the terms of this Agreement, the Company authorizes the Underwriters to distribute in connection with the Offering in accordance with applicable laws and regulations; and (ii) a prospectus submitted to the French Autorité des marchés financiers (the “AMF”) for approval in relation to the Paris Listing (the “Listing Prospectus”, and such approval being referred to herein as the “Listing Prospectus Approval”).

As used in this underwriting agreement (this “Agreement”), the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and the prospectus supplement relating to the Securities, that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended; the “Effective Date” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); the “Preliminary Prospectus” means the preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) hereof which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; and the “Final Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time, together with the Base Prospectus.

Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) identified in Schedule III hereto as well as the oral or written communications in compliance with Rule 134 under the Securities Act identified in Schedule III hereto, and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Final Prospectus.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC an automatic shelf registration statement, as defined in Rule 405 under the Securities Act (“Rule 405”) (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company will have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), a preliminary prospectus supplement relating to the Securities, which has previously been furnished to you. The Company will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; all forecasts, estimates, objectives, statements of intention, opinions or expectations and forward-looking statements in relation to the Company contained or incorporated by reference in the Disclosure Package have been made on reasonable grounds after due and careful consideration of all relevant circumstances. The first phrase of the preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) The Listing Prospectus Approval is complete and the Listing Prospectus, as approved by the AMF, conforms to the requirements set forth by applicable laws and regulations, including, without limitation, AMF regulations and the Prospectus Regulation and the rules adopted thereunder. The information contained in the Listing Prospectus, as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not contain as of the Closing Date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the information contained in the Listing Prospectus conforms or will conform in all material respects to the information contained in the Registration Statement, the Disclosure Package and the Final Prospectus, except for information included in the Listing Prospectus not required to be included in the Registration Statement, the Disclosure Package or the Final Prospectus, or information included in the Registration Statement, the Disclosure Package or the Final Prospectus but not required to be included in the Listing Prospectus, in each case which is not material. No order suspending the effectiveness of the Listing Prospectus has been issued by the AMF, nor has, to the Company’s knowledge, any challenge to the Listing Prospectus or the filing with the AMF been filed with any court.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(i) The Company and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or similar power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

(j) All the outstanding shares of capital stock of each Subsidiary have, to the extent such concept exists in the relevant jurisdiction of each Subsidiary, been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries (other than director qualifying shares or as required by applicable law) free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, other than transfer restrictions under applicable securities laws and security interests granted under the Company’s existing debt agreements as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k) The statements in the Preliminary Prospectus and the Final Prospectus under the heading “Material United States Federal Income Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(l) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and AMF regulations and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, solely with respect to clauses (ii) and (iii), for such breaches, violations or impositions as would not (x) singly or in the aggregate, reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) or (y) have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(o) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights that are described in the Registration Statement, the Disclosure Package and the Base Prospectus.

(p) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected historical consolidated financial data and the summary historical consolidated financial information included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement under the heading “Summary Historical Consolidated Financial Information” (other than the information contained under the subheading “—Non-GAAP Financial Measures”) present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements presented therein. All disclosures contained in the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act, to the extent applicable.

(q) No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(r) Since June 30, 2023, except as set forth in the Disclosure Package and the Final Prospectus, there has not been any event, development, circumstance or change with respect to the business of the Company or its subsidiaries which has had or would reasonably be expected to result in a Material Adverse Effect.

(s) After due inquiry and prior to the issue of the Common Stock, the Company is of the opinion that it will have working capital sufficient for its present requirements, i.e., at least for the next 12 months following the date of each of the Listing Prospectus and this Agreement.

(t) Each of the Company and its Subsidiaries owns or leases all such real properties as are necessary to the conduct of its operations as presently conducted.

(u) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any Governmental Entity having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, solely with respect to clauses (ii) and (iii), for such violations or defaults as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(w) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(x) No stamp or registration duties, transfer taxes (including the financial transaction tax set out in Article 235 ter ZD of the French Code général des impôts) or similar duties or taxes (other than (i) the fixed rate duty (droit fixe) due in case of voluntary registration of this Agreement, the non-payment of which shall not affect the validity of this Agreement and (ii) the applicable “redevances” due to the Autorité des marchés financiers and fees payable to Euronext which will be paid by the Company) arising under the laws of France is payable by, or on behalf of, the Representatives in connection with the Offering or the execution or performance of this Agreement with respect to the Offering (in each case to the extent that no deed evidencing or referring to the sale of the Securities is executed). No registration duties (droits d’enregistrement) would apply in case of such subsequent transfer of ownership of the Securities where no deed evidencing or referring to such transfer is executed. For the avoidance of doubt, the payment of commissions and fees pursuant to this Agreement are subject to applicable French tax law (including those relating to value added tax where applicable). For the purposes of this Agreement, “VAT” means value added tax chargeable under or pursuant to Council Directive 2006/112/EC or the Sixth Council Directive of the European Communities.

(y) All material United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, after giving effect to any applicable extensions, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa) The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as the Company believes are commercially reasonable for the conduct of its business, and all such insurance is in full force and effect, except as would not reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(bb) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to so possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(cc) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. The Company and its Subsidiaries’ internal controls over financial reporting are reasonably effective to perform the functions for which they were established and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(dd) The Company maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are reasonably effective to perform the functions for which they were established.

(ee) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff) The Company has not, directly or indirectly, in relation to the Offering, done any act or engaged in any course of conduct in breach of the provisions of Regulation (EU) no 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (the “Market Abuse Regulation”).

(gg) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, including without limitation any judicial or administrative order, consent, decree or judgment, relating to pollution, contamination or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of hazardous or toxic chemicals, pollutants, contaminants, wastes, materials or substances including, without limitation, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against or affecting the Company or any of its subsidiaries; and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or a claim, action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(hh) There Company and its directors or officers, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder, that are currently in effect.

(ii) (i) None of the Company, any of its subsidiaries or any director thereof, or to the knowledge of the Company, any officer or employee thereof or any controlled affiliate, agent or other representative acting on behalf of the Company or any of its subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act 2010 (the “UKBA”) or French law no. 2016-1691 dated December 9, 2016 (known as the “Sapin II Law”), each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UKBA, the Sapin II Law or any other applicable anti-corruption law; (ii) the Company and its subsidiaries and, to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with the FCPA, the UKBA and the Sapin II Law and all other applicable anti-corruption laws and have instituted, and maintain and enforce, policies and procedures designed to ensure continued compliance therewith; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the FCPA, the UKBA, the Sapin II Law and all other applicable anti-corruption laws.

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), and the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) (i) None of the Company, any of its subsidiaries, any director or, to the knowledge of the Company, any officer or employee thereof, any agent, controlled affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, or sanctions administered or enforced by the United Nations Security Council, the European Union, or His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any subsidiary located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria.

(ii) The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country, region or territory that, at the time of such funding or facilitation, is the subject of Sanctions; except to the extent permitted for a Person required to comply with Sanctions; or

(B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as initial purchaser, underwriter, advisor, investor or otherwise).

(iii) For the past five years, except as would not result in a violation of Sanctions by any Person, the Company and its subsidiaries have not to their knowledge engaged in, are not now to their knowledge engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ll) The only subsidiaries of the Company are (i) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2023 and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(mm) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or has knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or unenforceable, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or unenforceability, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(nn) The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and neither the Company nor its subsidiaries have been notified, and each of them has no knowledge of, any event that could result in a material breach, violation, outage or unauthorized use of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(oo) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Underwriters.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of $10.4976 per share (or €9.9922 per share, determined based on the EUR/USD rate of $1.0509 per euro, as published by Bloomberg BFIX on September 28, 2023), the respective number of Securities set forth opposite such Underwriter’s name in Schedule II hereto. At or about the time of signing of this Agreement, the Representatives will notify the Company in writing of the split between allocations of Securities settled in Euros (the “Euro Securities”) and Dollars (the “USD Securities”), respectively. The Company will not be obligated to deliver any of the Securities except upon payment for all the Shares to be purchased as provided herein.

3. Delivery and Payment.

(a) Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Paris. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters according to the number of Securities to be purchased by each Underwriter as specified in Schedule II, against payment by the several Underwriters through the Representatives of the purchase price per share indicated in Section 2 hereof to or upon the order of the Company by wire transfer payable in same-day funds to the account or accounts specified by the Company. Delivery of the Securities paid for in U.S. Dollars shall be made through the facilities of The Depository Trust Company (“DTC”); delivery of the Securities paid for in Euros shall in turn be made through the facilities of Euroclear France SA, Euroclear Bank SA/NV and Clearstream Banking as participants in DTC (each, a “book-entry facility”), in accordance with the respective book-entry facility’s normal rules and operating procedures, in each case unless the Representatives shall otherwise instruct.

(b) On the date hereof, Uptevia as settlement agent (the “Settlement Agent”) for the Securities to be traded on Euronext Paris, will instruct the book-entry facilities to prepare for the benefit of Computershare Trust Company, N.A. (the “Transfer Agent”) instructions to effect Deposit or Withdrawal at Custodian (“DWAC”) in relation to the Securities through DTC, and the book-entry facilities shall submit all required DWACs to the Transfer Agent no later than one business day prior to the Closing Date, together with all documentation that may reasonably be requested by the Transfer Agent. The Company shall timely provide the Transfer Agent and Settlement Agent with all documents required by them in order to give effect to the DWACs in accordance with the instructions and operating procedures of DTC. The Euro Securities to be traded on Euronext Paris shall be received by the book-entry facilities for delivery to the Settlement Agent no later than 16:00 CET/ 10:00 AM EST on the business day before the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale as set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter, it being specified that each Underwriter that is not a registered broker-dealer under the Exchange Act will either effect offers and sales of the Securities solely outside of the United States to non-U.S. investors or, if within the United States or to U.S. investors, through one or more SEC-registered broker-dealers or as otherwise permitted by applicable law, including but not limited to Rule 15a-6 under the Exchange Act.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus (other than reports and other documents required to be filed in satisfaction of the Company’s reporting obligations under the Exchange Act that are not primarily related to the offering of the Securities) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time between the Listing Prospectus Approval and the Closing Date, any event occurs as a result of which the Listing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will file with the AMF the necessary amendments or supplements to the Listing Prospectus to correct such statement or omission.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to (x) qualify to do business in any jurisdiction where it is not now so qualified, (y) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (z) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, until 180 days after the date of this Agreement; provided, however, that the foregoing restrictions do not apply to (i) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including any “net” or “cashless” exercise) or the settlement of RSUs (including any “net” or “cashless” settlement), in each case outstanding on the date of this Agreement and described in the Final Prospectus, (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Final Prospectus, (iii) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (1) such plan does not provide for the transfer of Stock during such 180-day period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during such 180-day period and (iv) the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock in connection with (1) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (2) the Company’s joint ventures, commercial relationships and other strategic transactions, provided the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (v) shall not exceed 5% of the total number of shares of Common Stock outstanding immediately following the offering of the Common Shares contemplated by this Agreement. For the avoidance of doubt, the restrictions set forth herein shall not in any way restrict the ability of the Company to settle any of its Total Return Swaps as defined and in the manner described in the Final Prospectus.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company will not take, directly or indirectly, any action or engage in any course of conduct that would constitute or that might reasonably be expected to cause or result in any breach of the Market Abuse Regulation.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses relating to the transfer and settlement of the Securities, including any and all fees of the Settlement Agent, the Transfer Agent and the book-entry facilities; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(l) The Company will comply in each country or territory with the applicable selling restrictions related to the Offering as set forth in the Preliminary Prospectus and the Final Prospectus.

(m) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The AMF has approved the Listing Prospectus and such approval is in full force and effect. No order suspending the effectiveness of the Listing Prospectus has been issued by the AMF, nor has, to the Company’s knowledge, any challenge to the Listing Prospectus or the filing with the AMF been filed with any court.

(c) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company as to US law, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, regarding matters as the Representatives may reasonably require.

(d) The Company shall have requested and caused (i) McDermott Will & Emery LLP, U.S. tax counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that the statements incorporated by reference in the Preliminary Prospectus and the Final Prospectus under the heading “Material United States Federal Income Tax Considerations” and under the heading “Tax Considerations” in the Listing Prospectus fairly summarize the matters therein described and (ii) McDermott Will & Emery AARPI, French tax counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that the statements incorporated by reference in the Listing Prospectus under the heading “Tax Considerations” (as relates to matters of French tax law) fairly summarize the matters therein described.

(e) The Company shall have requested and caused BDGS Associés A.A.R.P.I., counsel for the Company as to French law, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that other than the Listing Prospectus Approval, no regulatory authorizations are necessary for the Paris Listing; and other matters as the Representatives may reasonably require.

(f) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer of the Company, dated the Closing Date, regarding matters as the Representatives may reasonably require, including to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, comfort letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives; provided that the comfort letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such date.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, delivery or listing of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) The Securities issued under the Registration Statement shall have been listed and admitted and authorized for trading on each of the NYSE (including, to the extent required, by the preparation and filing of a supplemental listing application approved by the NYSE by the Effective Date) and Euronext Paris, the Company shall have otherwise taken all actions and made all necessary filings with the NYSE and Euronext Paris to facilitate the transfer and trading of the Securities on the Closing Date, and satisfactory evidence of such actions shall have been provided to the Representatives.

(m) The Company shall have prepared and applied for the Securities to clear through the facilities of DTC, Euroclear France, Euroclear Bank SA/NV and Clearstream Banking S.A., otherwise taken all necessary actions and submitted all required documents with such parties to facilitate the transfer and trading of the Securities on the Closing Date, and satisfactory evidence of such actions shall have been provided to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at 12 rue de Tilsitt, Paris, France 75008, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. Irrespective of whether the sale of the Securities provided for herein is consummated (and it not, for any reason—including if any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof or otherwise), the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented expenses (including reasonable and documented fees and disbursements of a single counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, the Listing Prospectus or any Issuer Free Writing Prospectus required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (x) in (i) the last paragraph of the cover page regarding delivery of the Securities, (ii) the list of marketing names and the order of the Underwriters on the cover page and, under the heading “Underwriting”, (iii) the list of Underwriters and their respective participation in the sale of the Securities and (iv) the fifth paragraph relating to sales of the Securities by broker-dealers in the Preliminary Prospectus and the Final Prospectus and (y) in the legal and marketing names of the Underwriters and the Listing Agents in the Listing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus, the Listing Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in, and to participate in the defense of, any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a single separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) For the avoidance of doubt, nothing in this Section 8 shall be construed to limit or alter the rights or obligations of the parties under the agreement appointing the Listing Agents in their role as such.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the SEC, the NYSE or Euronext Paris or trading in securities generally on the NYSE, the London Stock Exchange or on Euronext Paris shall have been suspended or limited or minimum prices shall have been established on either of such exchanges or any other measure taken restricting or suspending trading in any form on such exchanges; (ii) a banking moratorium shall have been declared either by Federal, New York State authorities, French authorities or United Kingdom authorities or the European Central Bank; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, France or the United Kingdom of a national emergency, any declaration of war by the U.S. Congress, the French Parliament, the United Kingdom Parliament or any governmental body of any member state of the European Economic Area, or other calamity or crisis, in each case, to the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery or listing of the Securities as contemplated by the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to: Banco Santander, S.A., Paseo de Pereda, 9-12, 39004 Santander, Spain, Attention: Equity Capital Markets, email: dlecmeurope@gruposantander.com; BNP PARIBAS, 16, boulevard des Italiens, 75009 Paris, France, Attention: Global Head of Equity Capital Markets / Equity Syndicate, email: bnpp_equity_syndicate@bnpparibas.com; Citigroup Global Markets Europe AG at Reuterweg 16, 60323 Frankfurt am Main, Germany, Attention: Equity Syndicate Desk, email: emeaecm.notices@citi.com; Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469; Crédit Agricole Corporate and Investment Bank, 12 place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France, email: equity_syndicate@ca-cib.com, Attention: Equity Syndicate; or, if sent to Coty Inc., will be mailed, delivered or telefaxed to 350 Fifth Avenue, New York, NY 10118, Attention: General Counsel.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints Coty Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the United States.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Applicable Underwriters and the Company, the Company acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any of the Applicable Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of any of the Applicable Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement relating to such BRRD Liability, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 16, “Applicable Underwriters” means the Underwriters that are organized in a member state of the European Economic Area; “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any of the Applicable Underwriters.

17. Acknowledgement of Responsibilities Related to MiFID II Product Governance Requirements. Solely for the purposes of the product governance requirements contained within: (i) EU Directive 2014/65/EU on markets in financial instruments, as amended (“MiFID II”); (ii) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (iii) local implementing measures (together, the “MiFID II Product Governance Requirements”):

(a) each of the Underwriters that is subject to the MiFID II Product Governance Requirements (each, an “In-scope Underwriter”) acknowledges to each other In-scope Underwriter that it understands the responsibilities conferred upon it under the MiFID II Product Governance Requirements relating to each of the product approval process, the target market, the proposed distribution channels as applying to the Securities and the related information set out in the Disclosure Package and the requirements to carry out a product approval process; and

(b) each of the Underwriters that is not an In-scope Underwriter notes the application of the MiFID II Product Governance Requirements and acknowledges the target market and distribution channels identified as applying to the Securities by the In-scope Underwriters and the related information set out in the Disclosure Package in connection with the Securities.

18. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21. WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Coty Inc.

By:	/s/ Laurent Mercier
	Name:	Laurent Mercier
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Banco Santander, S.A.
BNP PARIBAS
Citigroup Global Markets Europe AG
Citigroup Global Markets Inc.
Crédit Agricole Corporate and Investment Bank

By: Banco Santander, S.A.

By:	/s/ Javier Mata
	Name:	Javier Mata
	Title:	Managing Director

By:	/s/ Michael Ward
	Name:	Michael Ward
	Title:	Vice President

By: BNP PARIBAS

By:	/s/ Alexis Le Touzé
	Name:	Alexis Le Touzé
	Title:	Managing Director

By:	/s/ Isabelle Stoeckli
	Name:	Isabelle Stoeckli
	Title:	Managing Director

By: Citigroup Global Markets Europe AG

By:	/s/ Valéry Barrier
	Name:	Valéry Barrier
	Title:	Managing Director

By:	/s/ Charaf Baqouah
	Name:	Charaf Baqouah
	Title:	Director

[Signature Page to Underwriting Agreement]

By: Citigroup Global Markets Inc.

By:	/s/ Waleed Matin
	Name:	Waleed Matin
	Title:	Managing Director

By: Crédit Agricole Corporate and Investment Bank

By:	/s/ Florent Cormier
	Name:	Florent Cormier
	Title:	Managing Director

By:	/s/ Françoise Poujetoux
	Name:	Françoise Poujetoux
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated September 28, 2023

Registration Statement No. 333-274683

Representative(s):	Banco Santander, S.A.
BNP PARIBAS
Citigroup Global Markets Europe AG
Citigroup Global Markets Inc.
Crédit Agricole Corporate and Investment Bank

Title, Purchase Price and Description of Securities:

Issuer: Coty Inc.

Title: Class A Common Stock

Ticker: COTY (NYSE, Euronext Paris)

Number of Securities to be sold by the Company: 33,000,000 (the “Shares”)

Price per Share to Public (including accrued dividends, if any): $10.80, or €10.281

Price per Share to the Underwriters: $10.4976, or €9.9922

Underwriting Discount: 2.8% (or $0.3024 / €0.2878 per Share)

Proceeds Net of Aggregate Underwriting Discounts: $346,420,800.00

Underwriters:	Banco Santander, S.A., BNP PARIBAS, Citigroup Global Markets Europe AG, Citigroup Global Markets Inc., Crédit Agricole Corporate and Investment Bank

Pricing Date: September 28, 2023

Trade Date NYSE: September 28, 2023

Trade Date Euronext Paris: September 28, 2023

Lock-up: 180 days

Closing Date, Time and Location: October 2, 2023 at 10:00 a.m. Paris time at 12 rue de Tilsitt, Paris, France 75008

Type of Offering: Non-Delayed

[1]

The price per share in euros is the equivalent of the specified share price to the public in U.S. Dollars converted into euros using the euro-US dollar exchange rate as of September 28, 2023 as published Bloomberg BFIX (i.e. EUR/USD spot reference of $1.0509 per euro).

I-1

SCHEDULE II

Underwriters	Number of Securities to be Purchased
Banco Santander, S.A.	8,250,000
BNP PARIBAS	8,250,000
Citigroup Global Markets Europe AG	7,500,000
Citigroup Global Markets Inc.	750,000
Crédit Agricole Corporate and Investment Bank	8,250,000

Total	33,000,000

II-1

SCHEDULE III

Free Writing Prospectuses included in the Disclosure Package:

None

The following final pricing terms communicated to investors orally or by written communication in compliance with Rule 134 under the Securities Act:

Number of Securities to be sold by the Company: 33,000,000 (the “Shares”)

Price per Share to Public (including accrued dividends, if any): $10.80, or €10.282

Trade date: September 28, 2023

Closing Date: October 2, 2023

[2]

The price per share in euros is the equivalent of the specified share price to the public in U.S. Dollars converted into euros using the euro-US dollar exchange rate as of September 28, 2023 as published Bloomberg BFIX (i.e. EUR/USD spot reference of $1.0509 per euro).

III-1